UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2006

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 2.02	Results of Operations and Financial Condition.

On February 15, 2006, DaVita Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

The attached press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the Unites States, or GAAP. To supplement our consolidated financial results presented in accordance with GAAP, for all periods presented, we have used the following non-GAAP measures of (a) income from continuing operations excluding Medicare lab recoveries related to prior years’ services (b) operating income excluding Medicare lab recoveries related to prior years’ services, (c) operating cash flow excluding Medicare lab recoveries related to prior years’ services and the tax benefit from stock option exercises, (d) free cash flow and free cash flow, excluding Medicare lab recoveries related to prior years’ services, and tax benefit from stock option exercises, (e) operating revenue excluding Medicare lab recoveries related to prior years’ services. We have also used “Consolidated EBITDA” as materially defined in our credit agreement effective October 5, 2005 for purposes of calculating a debt leverage ratio. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current and historical financial performance and compliance with the financial covenants contained in our current credit agreement by excluding certain revenue and expenses that may not be indicative of our normal operating results. In addition, because we have historically reported certain non-GAAP financial measures in our financial results that exclude certain non-recurring and unusual expenses and Medicare lab recoveries for prior years’ services that can result in unusual fluctuations in our operating performance, we believe the inclusion of these non-GAAP financial measures provides consistency and comparability in our financial reporting to prior periods for which these non-GAAP financial measures were previously reported. These non-GAAP financial measures should not be considered or used as a substitute for or superior to GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures are included in the attached press release.

The attached press release also contains forward-looking statements relating to our operating performance for 2006. All statements that do not concern historical facts are forward-looking statements. These statements involve substantial known and unknown risks and uncertainties that could cause the actual results to differ materially from those described in the press release and in the Company’s SEC filings including its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and it’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Company’s forward-looking statements are based on information currently available to us, and we undertake no obligation to update or revise these statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

The information contained in this Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (The “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 15, 2006, announcing the registrant’s financial results for the quarter and year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2006	DAVITA INC.

	By:	/S/ GARY W. BEIL
Gary W. Beil
Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 15, 2006 announcing the registrant’s financial results for the quarter and year ended December 31, 2005.